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                                                                   Exhibit 21(a)

SUBSIDIARIES OF THE REGISTRANT AS OF MAY 28, 1995


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
                                                                Jurisdiction In
                                                                Which Organized
                                                                ---------------
Bell Dairy Products, Inc.                                       Texas
Birds Eye de Mexico, S.A. de C.V.                               Mexico
Bowman Dairy Company, Inc.                                      Delaware
Cream o'Weber Dairy, Inc.                                       Utah
Creamland Dairies, Inc.                                         New Mexico
Dean Dairy Products Company                                     Pennsylvania
Dean Foods Vegetable Company                                    Wisconsin
Dean Milk Company, Inc.                                         Kentucky
DFC Transportation Company                                      Delaware
E.B.I. Foods, Ltd.                                              United Kingdom
Elgin Blenders, Inc.                                            Illinois
Gandy's Dairies, Inc.                                           Texas
Dean Pickle and Specialty Products Company                      Wisconsin
Liberty Dairy Company                                           Michigan
LongLife Dairy Products Company, Inc.                           Florida
McArthur Dairy, Inc.                                            Florida
Mayfield Dairy Farms, Inc.                                      Tennessee
Meadow Brook Dairy Company                                      New York
Ready Foods Products, Inc.                                      Pennsylvania
Reiter Dairy, Inc.                                              Ohio
Ryan Milk Company, Inc.                                         Kentucky
St. Thomas Dairies, Inc.                                        U.S. Virgin Islands
T.G. Lee Foods, Inc.                                            Florida
Verifine Dairy Products Corporation                             Wisconsin
W.B. Roddenbery Co., Inc.                                       Georgia
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       The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a material subsidiary.